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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Penn National Gaming, Inc.
Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-3 (SEC File Nos. 33-98642 and 333-63780), Form S-4 (SEC File No. 333-62672) and Form S-8 (SEC
File No. 33-98640) of our report dated March 12, 2001, relating to the consolidated financial statements of Penn National Gaming, Inc. and subsidiaries for the year ended December 31, 2000 appearing in the Company's Annual Report on Form 10-K/A.


                                            BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
July 19, 2001